CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100
AUSTIN, TEXAS 78729-1106
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

As independent petroleum engineers, we hereby consent to the inclusion in HighPeak Energy, Inc.'s Registration Statement on Form S-8 (including any amendments or supplements thereto) (the "Registration Statement") of our reserves reports of HPK Energy, LP proved oil and natural gas reserves estimates and associated estimates of future net revenues and their present value as of December 31, 2019, included in or made a part of the Registration Statement. We also consent to the references to our firm contained in the Registration Statement, including in the related prospectus under the caption "Experts."

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ W. Todd Brooker

W. Todd Brooker, P.E.
President

Austin, Texas
November 5, 2020